UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

CAPITALSOURCE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West 5th Street, 33rd Floor
Los Angeles, CA  90071
 (Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (213) 443-7700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.
Item 7.01.              Regulation FD Disclosure.

On July 30, 2012, we announced our consolidated financial results for the second quarter ended June 30, 2012.  A copy of the press release announcing those results is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Items 2.02 and 7.01 of this Current Report and the exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information in Items 2.02 and 7.01of this Current Report and the exhibit attached hereto shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Joseph C. Mello to the Compensation Committee and Nominating and Corporate Governance Committee of CapitalSource Inc.

On July 26, 2012, the Board of Directors of CapitalSource elected Joseph C. Mello to serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

Mr. Mello will receive compensation for serving on each of the Compensation Committee and the Nominating and Corporate Governance Committee as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2012.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 30, 2012	/s/ Kori Ogrosky Kori Ogrosky
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Press Release issued by CapitalSource Inc. on July 30, 2012.